    As filed with the Securities and Exchange Commission on January 10, 2003
                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              QUANTA SERVICES, INC.
               (Exact name of registrant as specified in charter)

         Delaware                                              75-2851603
(State or other jurisdiction                                (I.R.S. Employer
     of Incorporation)                                     Identification No.)

                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address, including zip code, of Principal Executive Offices)

             QUANTA SERVICES, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                   ----------


           Dana A. Gordon, Esq.              Copy to:    T. Mark Edwards, Esq.
Vice President, General Counsel & Secretary            Gardere Wynne Sewell LLP
           Quanta Services, Inc.                            1601 Elm Street
    1360 Post Oak Boulevard, Suite 2100                       Suite 3000
           Houston, Texas 77056                           Dallas, Texas 75201
             (713) 629-7600                                 (214) 999-4654
  (Name, address, including zip code, and
telephone number, including area code, of
           agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               Proposed maximum     Proposed maximum
          Title of securities               Amount to be      offering price per   aggregate offering      Amount of
           to be registered                registered (1)          share (2)           price (2)        registration fee
--------------------------------------------------------------------------------------------------------------------------
        Common Stock, $0.00001            1,000,000 shares           $3.82             $3,820,000           $351.44
               Par value
==========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape for January 6, 2003.

     Shares of Common Stock of the Registrant for issuance upon purchases of Common Stock under the Plan have been heretofore registered under a Registration Statement on Form S-8 No. 333-86375 of the Registrant. These shares of Common Stock and the Plan are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

================================================================================

     Section 4.1 of the of the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the "Plan") authorized 1,000,000 shares of Common Stock of the Company to be issued under the Plan, and provides that the number of shares may be cumulatively increased on June 1, 2000 and each June 1 thereafter by an amount equal to the lesser of (a) 1,000,000 shares or (b) a lesser amount of shares determined by the Board. A Registration Statement on Form S-8 (File No. 333-86375) was filed with the Securities and Exchange Commission on September 1, 1999 (the "Prior S-8"), relating to the Plan. Subsequent to the filing of the Prior S-8, the Board approved a 3-for-2 stock split of Common Stock which was paid as a stock dividend to holders of the Common Stock of record at the close of business on March 27, 2000. No additional shares have been required until June 1, 2002, when an additional 1,000,000 shares of Common Stock were authorized pursuant to the terms of the Plan for issuance of Common Stock purchases under the Plan. The contents of the Prior S-8, including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

Item 8.  Exhibits

     In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as Exhibits to this Registration
Statement:

       5.1   Opinion of Gardere Wynne Sewell LLP

    * 23.1   Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a))

      23.2   Consent of legal counsel (included as part of Exhibit 5.1)

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

--------
* After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen LLP in the incorporation in this Registration Statement of its report with respect to the Registrant's consolidated financial statements, which appeared in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without the written consent from Arthur Andersen LLP. As a result, participants eligible to obtain Common Stock under the Plan registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant's consolidated financial statements for the year ended December 31, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on January 10, 2003.

                                  QUANTA SERVICES, INC.
                                  (Registrant)

                                  By:   /s/ JOHN R. COLSON
                                     -----------------------------------
                                     John R. Colson
                                     Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints John R. Colson and James H. Haddox and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 10, 2003.


           Signature                                          Title
           ---------                                          -----


/s/ JOHN R. COLSON                                            Chief Executive Officer and Chairman of the
-----------------------------------                           Board of  Directors
John R. Colson                                                (principal executive officer)



/s/ JAMES H. HADDOX                                           Chief Financial Officer
-----------------------------------                           (principal financial officer)
James H. Haddox


/s/ DERRICK A. JENSEN                                         Vice President, Controller and Chief Account-
-----------------------------------                           ing Officer (principal accounting officer)
Derrick A. Jensen


/s/ VINCENT D. FOSTER                                         Director
-----------------------------------
Vincent D. Foster


           Signature                                          Title
           ---------                                          -----

/s/ JAMES R. BALL                                             Director
-----------------------------------
James R. Ball


                                                              Director
-----------------------------------
Terrence P. Dunn


/s/ LOUIS C. GOLM                                             Director
-----------------------------------
Louis C. Golm


/s/ BEN A. GUILL                                              Director
-----------------------------------
Ben A. Guill


/s/ GARY A. TUCCI                                             Director
-----------------------------------
Gary A. Tucci


/s/ JOHN R. WILSON                                            Director
-----------------------------------
John R. Wilson

                                INDEX TO EXHIBITS


  Exhibit
  Number      Exhibit
----------    --------
    5.1       Opinion of Gardere Wynne Sewell LLP

*  23.1       Consent of Arthur Andersen LLP - (omitted pursuant to Rule 437(a))

   23.2       Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1)

   24.1 Power of Attorney (set forth on the signature page of the Registration Statement)

--------
* After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen LLP in the incorporation in this Registration Statement of its report with respect to the Registrant's consolidated financial statements, which appeared in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without the written consent from Arthur Andersen LLP. As a result, participants eligible to obtain Common Stock under the Plan registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant's consolidated financial statements for the year ended December 31, 2001.